Exhibit (g)(22)

FINANCIAL INVESTORS TRUST
1290 Broadway, Suite 1100
Denver, Colorado 80203

July 9, 2015

State Street Bank and Trust Company
Channel Center, CCB7
1 Iron Street
Boston, Massachusetts 02210
Attention:  Denis Valdinocci

Re:  Financial Investors Trust (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established two (2) new series of shares to be known as ALPS/METIS GLOBAL MICRO CAP FUND and ELLINGTON CREDIT INCOME FUND, (the “Portfolios”).

In accordance with Section 19.6, the Additional Portfolios provision, of the Master Custodian Agreement dated as of June 1, 2013 as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for the new Portfolios under the terms of the Agreement.  In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 19.7 of the Agreement. Appendix A to the Agreement shall be deleted and replaced in its entirety with Appendix A attached herein.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

FINANCIAL INVESTORS TRUST
on behalf of:
ALPS/METIS GLOBAL MICRO CAP FUND
ELLINGTON CREDIT INCOME FUND

By:	/s/ Edmund J. Burke
Name:	Edmund J. Burke
Title:	President, Duly Authorized

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY

By:	/s/ Gunjan Kedia
Name:	Gunjan Kedia
Title:	Executive Vice President, Duly Authorized
Effective Date:	July 9, 2015

APPENDIX A
to
Master Custodian Agreement

Financial Investors Trust
ALPS Real Asset Income Fund
ALPS Real Asset Income Fund (Cayman) Ltd.
ALPS/Red Rocks Listed Private Equity Fund
Clough China Fund
ALPS/CoreCommodity Management CompleteCommodities Strategy Fund
CoreCommodity Management Cayman Commodity Fund Ltd.
RiverFront Dynamic Equity Income Fund
RiverFront Global Allocation Fund
RiverFront Global Growth Fund
RiverFront Moderate Growth/Income Fund
RiverFront Conservative Income Builder Fund
ALPS/Alerian MLP Infrastructure Index Fund
ALPS/WMC Disciplined Value Fund
ALPS/Westport Resources Hedged High Income Fund
ALPS/Sterling ETF Tactical Rotation Fund
ALPS/Metis Global Micro Cap Fund
Ellington Credit Income Fund